CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement of Energy Metals Corporation on Form S-8 of our report dated August 23, 2006, appearing in the Annual Report on Form 40-F of Energy Metals Corporation for the year ended June 30, 2006, which is part of such Registration Statement.

Davidson & Company LLP

Vancouver, Canada

Chartered Accountants

April 17, 2007

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172